CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into this 9th day of August, 2011 by and between URBAN BARNS FOODS INC., a Nevada Corporation (the "Company") and Jacob Benne (the "Consultant") at 7170 Glover Road, Milner, British Columbia, V0X 1T0, Canada.

WHEREAS, the Consultant is engaged in providing strategic business planning, and provide planning and management services; and

WHEREAS, the Company desires to engage Consultant to provide consulting services;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

1.
The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis from the date hereof up to and including one year pursuant to the terms and conditions of this Consulting Agreement. In order to assist Consultant with his duties, the Company will provide Consultant with such information, as may be required by Consultant.

2.	Consultant shall use its best efforts to assist the Company in strategic business planning and development of a business plan as follows:

CHIEF EXECUTIVE OFFICER and DIRECTOR

3.
As consideration for the services to be provided, the Consultant shall receive pursuant to the 2011 stock option plan dated July 25th, 2011 (the “Stock Option Plan”) 262,500 shares of the Company's common stock pursuant to the registration statement on Form S-8. The number of said shares so issued to Consultant hereunder shall be adjusted for stock splits, dividends, and other adjustments and shall be delivered to Consultant at such time that the Company has authorized capital to do so.

4.
Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, Canada Post, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

5.
This Agreement shall be governed by and interpreted exclusively pursuant to the laws of the state of Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal.

6.
This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the 9th  day of August, 2011.

/s/ Jacob Benne	/s/ Daniel Meikleham
Jacob Benne	Daniel Meikleham
CEO & Director	CFO